Exhibit 99.1

Innovative Photovoltaic Manufacturing Solutions

GT SOLAR INTERNATIONAL, INC. REPORTS FISCAL YEAR 2009 FIRST QUARTER RESULTS

Highlights

•                  Revenue for the first quarter of fiscal year 2009 grew to $57.1 million, up 272% from the prior year first quarter revenue

•                  Gross margin for the quarter was 42.6%

•                  Net income for first quarter of fiscal year 2009 was $5.1 million, compared to a loss of $5.0 million for the prior year first quarter

•                  Earnings per share for first quarter of fiscal year 2009 was $0.03, compared to a loss of $0.04 for the same quarter of fiscal year 2008

•                  Company completed its initial public offering (“IPO”) and listing on NASDAQ on July 24th, 2008

MERRIMACK, N.H. — August 26, 2008 — GT Solar International, Inc. (NASDAQ: SOLR) (“GT Solar”) today reported results for its fiscal year 2009 first quarter ended June 28, 2008.

Revenues for the first quarter of fiscal year 2009 increased 272% to $57.1 million, from $15.4 million during the same quarter of fiscal year 2008.  The increase resulted primarily from growth in revenue from the sale of the DSS 450, its recently introduced multi-crystalline product.

Gross profit increased to $24.3 million or 42.6% of sales, compared to $5.3 million, or 34.7% of revenue in the first quarter of 2008.  GT Solar had net income of $5.1 million in the first quarter of fiscal year 2009 versus a net loss of $5.0 million for the same period of fiscal year 2008. Included in the results were $1.4 million in costs related to GT Solar’s IPO.  Earnings per diluted share were $0.03 in first quarter of fiscal year 2009 versus a loss of $0.04 per diluted share for the same quarter a year earlier.

President and CEO Tom Zarrella noted, “We are pleased with the results for our first quarter of fiscal 2009 for several reasons. We were able to manage dynamic growth while achieving both gross and operating margins at record high levels. Additionally we increased our investment in R&D and approached completion of our previously announced factory expansion. Our backlog remains strong and we continue to see a robust order pipeline in both of our major product areas. Our balance sheet and cash flow provide us with more than ample capital to fuel our growth objectives.”

He continued, “Because we supply the global solar power industry with its core equipment and technology, GT Solar has a unique perspective on macro trends and developments. Given that perspective, we believe that the solar power industry is continuing to make additional progress in lowering costs and bringing solar power closer to parity with more conventional energy sources. We therefore remain optimistic about GT Solar’s future and that of the industry as a whole.”

Additionally Company management provided guidance on future financial performance for the second quarter and for the full 2009 fiscal year. For the second quarter ending September 2009, management expects revenues in the range of $120-130 million, with earnings per share of between $0.12 - $0.15 fully diluted. For the current fiscal year ending March 2009, management expects revenues in the range of $600-$650 million, with earnings per share of between $0.70 -$0.75 fully diluted.

The Company will host a live conference call and web cast at 5:00 PM EDT today.  Tom Zarrella, President and Chief Executive Officer, and Bob Woodbury, Chief Financial Officer, will host the call.

To listen to the conference call, callers in the United States and Canada may dial 877-419-6603. International callers may dial 719-325-4890. All callers should enter access code 1997486.   A link to the live audio web cast of the Company’s earnings conference call may be found on the Company’s investor website under events and presentations at http://investor.gtsolar.com/.

About GT Solar International, Inc.

GT Solar International, Inc. (NASDAQ: SOLR) is a leading global provider of specialized manufacturing equipment and services essential for the production of photovoltaic wafers, cells and modules and polysilicon. The company’s principal products are directional solidification systems and chemical vapor deposition reactors and related equipment.

Forward-Looking Statement

Some of the statements in this press release are forward looking in nature. These statements are based on management’s current expectations or beliefs.  These forward looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside our control, which could cause actual events to differ materially from those expressed or implied by the statements.  These factors may include our inability to manage our expansion effectively, our dependence on a small number of customers and suppliers, our limited number of products, the possibility of product liability claims, our inability to protect our intellectual property rights, increased competition from other manufacturers of equipment for PV products, risks associated with doing business in foreign countries and various other risks as outlined in GT Solar International, Inc.’s filings with the Securities and Exchange Commission.  Statements in this press release should be evaluated in light of these important factors.  GT Solar International, Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Contact:	Jessica Anderson Hill & Knowlton
212-885-0492 jessica.anderson@hillandknowlton.com

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GT Solar International, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June, 28 2008 ProForma(1)	June 28, 2008	March 31, 2008

Assets
Current assets:
Cash and cash equivalents	$22,209	$112,209	$54,839
Restricted cash	132,507	132,507	164,028
Accounts receivable, net	38,369	38,369	62,407
Inventories	63,918	63,918	37,518
Deferred costs	143,601	143,601	105,154
Advances on inventory purchases	120,959	120,959	77,635
Deferred income taxes	48,641	48,641	29,684
Prepaid expenses and other current assets	5,766	5,766	6,625
Total current assets	575,970	665,970	537,890
Property, plant and equipment, net	13,915	13,915	10,433
Other assets	78	78	74
Intangible assets, net	8,232	8,232	9,024
Goodwill	43,190	43,190	43,190
Total assets	$641,385	$731,385	$600,611

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$49,969	$49,969	$37,992
Accrued expenses	12,722	12,722	16,725
Customer deposits	307,252	307,252	263,628
Deferred revenue	234,782	234,782	164,190
Accrued income taxes	22,780	22,780	22,316
Total current liabilities	627,505	627,505	504,851
Deferred income taxes	3,076	3,076	3,380
Other non-current liabilities	1,004	1,004	739
Total liabilities	631,585	631,585	508,970
Commitments and contingencies	—	—	—
Stockholders’ equity:
Common stock, $0.01 par value, 500,000 shares authorized; 142,390 and 142,375 shares issued and outstanding as of June 28, 2008 and March 31, 2008 respectively	1,424	1,424	1,424
Additional paid-in capital	3,087	77,129	73,817
Accumulated other comprehensive income	5,289	5,289	5,584
Retained earnings	—	15,958	10,816
Total stockholders’ equity	9,800	99,800	91,641
Total liabilities and stockholders’ equity	$641,385	$731,385	$600,611

(1) Proforma reflects $90 million dividend paid to stockholders of record as of June 30, 2008

GT Solar International, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended	Three Months Ended
	June 28, 2008	June 30, 2007

Revenue	$57,082	$15,356
Cost of revenue	32,785	10,034
Gross profit	24,297	5,322

Operating expenses:
Research and development	3,816	1,084
Selling and marketing	3,784	2,917
General and administrative	7,775	4,423
Amortization of intangible assets	792	702
Total operating expenses	16,167	9,126

Income (loss) from operations	8,130	(3,804)
Other income (expense):
Interest income (expense), net	1,828	1,042
Other expense, net	(1,443)	(1,082)
Income (loss) before income taxes	8,515	(3,844)

Provision for income taxes	3,373	1,183
Net income (loss)	$5,142	$(5,027)

Income (loss) per share
Basic	$0.04	$(0.04)
Diluted	$0.03	$(0.04)

Average Number of Common Shares Outstanding Used for Basic Earnings Per Share	142,290	142,290

Dilutive Common Stock Options and Awards	5,430	—
Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options and Awards	147,720	142,290

Outstanding Common Stock Options and Awards Having No Dilutive Effect	—	3,099